Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Provides Update on Leadership Transition

SARASOTA, FL, July 29, 2024 — (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology, today announced that it has completed the previously announced investigation and determined that Josef Matosevic violated Company policy and demonstrated behavior that was inconsistent with the Company’s shared values and Code of Business Conduct and Ethics, which included a consensual personal relationship between Mr. Matosevic and an employee. The violation of Company policy did not involve financial misconduct, or the integrity of the Company’s financial systems or controls. The Board has terminated Mr. Matosevic as President, Chief Executive Officer and Board member without severance for cause and is initiating a comprehensive search process to identify a permanent successor. The process will include internal and external candidates.

Sean Bagan had previously been appointed to serve as Interim President and Chief Executive Officer in addition to his role as Chief Financial Officer, and Philippe Lemaitre as Executive Chairman in addition to his role as Chairman. Both will continue in these roles while the search is underway.

“The Board does not tolerate any actions that are inconsistent with our Company’s values and code of conduct and upon notification of the allegations, took swift and decisive action to initiate a thorough investigation leveraging independent outside legal counsel,” said Mr. Lemaitre. “The Board is initiating a comprehensive search process to identify a permanent successor who will execute on our strategic priorities and help Helios capture the significant growth opportunities ahead. Importantly, we are focused on identifying a leader that believes in our purpose and embodies our shared values."

"It has been impressive to observe the ongoing commitment of the Helios global team as they remain focused on delivering the quality of products and level of service our customers expect,” said Mr. Bagan. “I am committed to leading the ongoing execution of our strategy while building upon the positive momentum we are generating throughout our organization to create long term value for all our stakeholders.”

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Centers of Excellence; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the Company’s ability to declare and pay dividends; and (vi) the

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Provides Update on Leadership Transition

July 29, 2024	Page 2 of 2

Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of the cyclical nature of our business and the standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) the Company’s ability to respond to global economic trends and changes in customer demand domestically and internationally, including as a result of standardization and the cyclical nature of our business, which can adversely affect the demand for capital goods; (ii) supply chain disruption and the potential inability to procure goods; (iii) conditions in the capital markets, including the interest rate environment and the availability of capital on terms acceptable to us, or at all; (iv) global and regional economic and political conditions, including inflation (or hyperinflation) exchange rates, changes in the cost or availability of energy, transportation, the availability of other necessary supplies and services and recession; (v) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (vi) risks related to health epidemics, pandemics and similar outbreaks, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (vii) risks related to our international operations, including the potential impact of the ongoing conflict in Ukraine and the Middle East; (viii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (ix) stakeholders, including regulators, views regarding our environmental, social and governance goals and initiatives, and the impact of factors outside of our control on such goals and initiatives. Further information relating to additional factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 30, 2023 filed with the Securities and Exchange Commission (SEC) on February 27, 2024 as well as any subsequent filings with the SEC.

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For more information, contact:
Tania Almond
Vice President, Investor Relations and Corporate Communication
(941) 362-1333
tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200